Filed Pursuant to Rule 424(b)(3)

Registration No. 333-296704

PROSPECTUS

$300,000,000

Common Shares, Preferred Share Purchase Rights, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights, Depositary Shares and Units

and

up to 16,750,000 Common Shares underlying previously issued warrants

GLOBUS MARITIME LIMITED

Through this prospectus we may periodically offer:

(1) our common shares (including related preferred share purchase rights);

(2) our preferred shares;

(3) our debt securities;

(4) our warrants;

(5) our purchase contracts;

(6) our rights;

(7) our depositary shares; and

(8) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The prices and other terms of the above securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities. The specific types, amounts, prices, and detailed terms of any of these offered securities will be determined at the time of their offering and will be described in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The aggregate offering price of all such securities issued under this prospectus may not exceed $300,000,000.

In addition, this prospectus relates to the issuance of up to 16,750,000 of our common shares underlying outstanding warrants previously issued as part of the Company’s public offerings of units that were completed on January 29, 2021, February 17, 2021, and June 29, 2021. The warrants issued on January 29, 2021 (which can be exercised for up to 1,950,000 common shares) and February 17, 2021 (which can be exercised for up to 4,800,000 common shares) each have an initial exercise price of $6.25 per common share and may be exercised until 5.5 years after the issuance date. The warrants issued on June 29, 2021 (which can be exercised for up to 10,000,000 common shares) have an initial exercise price of $5.00 per common share and may be exercised until 5.5 years after the issuance date.

The aggregate offering price of all securities issued under this prospectus may not exceed $392,187,500. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Our common shares trade on the Nasdaq Capital Market under the symbol “GLBS”.

The aggregate market value of our outstanding common shares held by non-affiliates as of July 2, 2026 is approximately $43,863,163.68, based on 13,880,748 common shares held by non-affiliates as of such date, and a closing price of our common shares on the Nasdaq Capital Market of $3.16 on June 24, 2026. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the period of twelve calendar months immediately prior to and including the date hereof.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein, including our annual report on Form 20-F for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 16, 2026, or our Annual Report.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  July 6, 2026

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell, from time to time, common shares (including preferred share purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights, depositary shares and units described in this prospectus from time to time in one or more offerings up to a total dollar amount of $300,000,000, and we may issue common shares pursuant to the terms of certain of our outstanding warrants. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, other than with respect to the offering of common shares underlying outstanding warrants registered hereunder, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus, and we may add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in such registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or any free writing prospectus prepared by or on behalf of us and the additional information described below under the heading “Where You Can Find Additional Information.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. When this prospectus or a prospectus supplement is delivered or a sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

We and the underwriters, if any, are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

1

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Globus Maritime Limited and all of its subsidiaries, and “Globus Maritime Limited” or “Globus” refers only to Globus Maritime Limited and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31. Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. Terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

References to our common shares are references to Globus Maritime Limited’s registered common shares, par value $0.004 per share. References to our Class B shares are references to Globus Maritime Limited’s registered Class B common shares, par value $0.001 per share. References to our Series A preferred shares are references to our shares of Series A preferred shares, par value $0.001 per share. References to our Series B preferred shares are references to our shares of Series B preferred shares, par value $0.001 per share. References to our Series C preferred shares are references to our shares of Series C Participating Preferred Shares, par value $0.001 per share.

On July 29, 2010, we effected a 1-4 reverse split of our common shares. On October 20, 2016, we effected a 1-4 reverse stock split which reduced the number of outstanding common shares from 10,510,741 to 2,627,674 shares (adjustments were made based on fractional shares)(these are absolute numbers). On October 15, 2018, the Company effected a 1-10 reverse stock split which reduced the number of outstanding common shares from 32,065,077 to 3,206,495 shares (adjustments were made based on fractional shares) (these are absolute numbers). On October 21, 2020, the Company effected a 1-100 reverse stock split which reduced number of outstanding common shares from 175,675,651 to 1,756,720 shares (adjustments were made based on fractional shares). Unless otherwise noted, all historical share numbers and per share amounts in this registration statement have been adjusted to give effect to these reverse splits.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions, plans, objectives, goals, strategies, future events or performance, and underlying assumptions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. When used in or incorporated into this prospectus, statements that are predictive in nature, that depend upon or future events or conditions or that include the words “anticipate”, “approximately”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “ongoing”, “pending”, “perceive”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, “view” and similar expressions or the negatives of those words or phrases, or statements that events, conditions or results “can,” “will,” “may,” “must,” “would,” “could” or “should” occur or be achieved and similar expressions, may identify forward-looking statements. The absence of these words does not necessarily mean that a statement is not forward-looking. As a result, you are cautioned not to rely on any forward-looking statements.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the section herein entitled “Risk Factors.” Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things, the following:

•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;

•	changes in seaborne and other transportation patterns;

•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	the inability or unwillingness of counterparties to deliver ships to us that we have contracted to purchase or build;

•	the strength of world economies;

•	the stability of Europe and the Euro;

•	fluctuations in interest rates and foreign exchange rates;

•	changes in the number of new buildings under construction in the dry bulk shipping industry;

•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;

•	the aging of our fleet and increases in operating costs;

•	changes in our ability to complete future, pending or recent acquisitions or dispositions;

•	changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;

•	changes in our ability to leverage our relationships and reputation in the dry bulk shipping industry;

•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;

•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

•	loss of our customers, charters or vessels;

•	damage to our vessels;

•	potential liability from future litigation and incidents involving our vessels;

•	our future operating or financial results;

•	acts of terrorism, other hostilities, pandemics or other calamities;

•	changes in global and regional economic and political conditions;

•	volatility in the market price of our common shares;

•	potential exposure or loss from investment in derivative instruments;

•	potential conflicts of interest involving our Chief Executive Officer, the Chairman of our board of directors, or their family and other members of our senior management;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry; and

•	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our Annual Report, which is incorporated by reference into this prospectus.

The preceding list is not intended to be an exhaustive list of all our forward-looking statements.  These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our Annual Report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

We make no prediction or statement about the performance of our securities. The various disclosures included in this prospectus and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects, and results of operations should be carefully reviewed and considered.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained in or incorporated by reference in this prospectus. As an investor or prospective investor, you should review carefully, before making an investment decision, all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and our financial statements and related notes contained or incorporated by reference herein and therein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

Overview

We are an integrated international owner and operator of dry bulk vessels, focusing on the Kamsarmax and Ultramax sectors, providing marine transportation services on a worldwide basis. We currently own (or charter through finance leases), nine dry bulk vessels, consisting of six Kamsarmaxes and three Ultramaxes, and we have contracted for the construction of two additional Ultramaxes. The weighted average age of the nine vessels in our fleet is 8.5 years as of June 10, 2026, and their carrying capacity is 680,622 dwt. We own each of our vessels through separate, wholly owned subsidiaries, all of which are incorporated in the Marshall Islands. All of our Ultramax vessels are geared. Geared vessels can operate in ports with minimal shore-side infrastructure. Due to the ability to switch between various dry bulk cargo types and to service a wider variety of ports, the day rates for geared vessels tend to have a premium. Our vessels can carry the majority of dry bulk commodities such as coal, finished steel products, as well as minerals such as, iron ore, chromium ore, and nickel ore. In addition, we are also engaged in the carriage of agribulks such as grains, soybean, rice, and sugar. Our fleet operates on a worldwide basis with presence in both the Pacific and Atlantic oceans.

Our operations are managed by our Attica, Greece-based wholly owned subsidiary, Globus Shipmanagement Corp., which we refer to as our Manager, which provides in-house commercial and technical management for our vessels and provides consulting services for an affiliated ship-management company. Our Manager has entered into a ship management agreement with each of our wholly owned vessel-owning subsidiaries. Virtually all aspects of our vessels are managed in-house including managing day-to-day vessel operations, such as supervising the crewing, supplying, maintaining of vessels and other services. We believe that having these critical management functions in-house provides efficiency, fast reaction times, good communication among departments and effective cost management.

We intend to grow our fleet through timely and selective acquisitions of modern vessels in a manner that we believe will provide an attractive return on equity and will be accretive to our earnings and cash flow based on anticipated market rates at the time of purchase. Additionally, we may target asset divestitures in line with our strategy as we look to grow and modernize our fleet. There is no guarantee, however, that we will be able to find suitable vessels to purchase or that such vessels will provide an attractive return on equity or be accretive to our earnings and cash flow.

Our company was incorporated in 2006 in Jersey, and in 2010, we redomiciled into the Republic of the Marshall Islands.

Our Fleet

Our Current Fleet

The following table presents information concerning the vessels in our fleet as of June 10, 2026:

Vessel	Year Built	Flag	Direct Owner/Lessee	Shipyard	Vessel Type	Delivery Date	Carrying Capacity (dwt)
m/v Galaxy Globe	2015	Marshall Islands	Serena Maritime Limited	Hudong-Zhonghua	Kamsarmax	October 2020	81,167
m/v Diamond Globe	2018	Marshall Islands	Argo Maritime Limited	Jiangsu New Yangzi Shipbuilding Co.	Kamsarmax	June 2021	82,027
m/v Power Globe	2011	Cyprus	Talisman Maritime Limited	Universal Shipbuilding Corporation	Kamsarmax	July 2021	80,655
m/v Orion Globe	2015	Marshall Islands	Salaminia Maritime Limited	Tsuneishi Zosen	Kamsarmax	November 2021	81,837
m/v GLBS Hero	2024	Marshall Islands	Calypso Shipholding S.A.	Nihon Shipyard Co.	Ultramax	January 2024	64,000
m/v GLBS Might	2024	Marshall Islands	Daxos Maritime Limited	Nantong Cosco KHI Ship Engineering Co., Ltd.	Ultramax	August 2024	64,000
m/v GLBS Magic	2024	Marshall Islands	Paralus Shipholding S.A.	Nantong Cosco KHI Ship Engineering Co., Ltd.	Ultramax	September 2024	64,000
m/v GLBS Angel	2016	Marshall Islands	Dulac Maritime S.A.	Hudong-Zhonghua	Kamsarmax	November 2024	81,119
m/v GLBS Gigi	2014	Marshall Islands	Domina Maritime Ltd	Tsuneishi Hi Cebu	Kamsarmax	December 2024	81,817

					Total:		680,622

All the above-mentioned vessels are operating in the spot market or on short period charters (under 12 months long).

On August 18, 2023, we, through Thalia Shipholding S.A. and Olympia Shipholding S.A., signed two contracts for the construction and purchase of two fuel efficient bulk carrier of approximately 64,000 dwt each. The two vessels will be built at Nihon Shipyard Co. in Japan and are scheduled to be delivered during the second half of 2026. The total consideration for the construction of both vessels is approximately $75.5 million, which we intend to finance with a combination of debt and equity. In August 2023, we paid the first installment of $7.5 million for both vessels under construction. In August 2024, we paid the second installment of $7.5 million for both vessels under construction and in July and August 2025 we paid the third installment of $7.5 million for both vessels under construction.

Corporate Information

We originally incorporated as Globus Maritime Limited on July 26, 2006 pursuant to the Companies (Jersey) Law 1991 (as amended) and re-domiciled into the Marshall Islands on November 24, 2010 pursuant to the BCA. Our registered address is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Each of our vessels is owned by a separate wholly owned subsidiary. The legislation under which we operate is the BCA, and our registered agent and registered address in the Marshall Islands is The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office is located at 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Attica, Greece. Our telephone number is +30 210 960 8300. Our corporate website address is http://www.globusmaritime.gr. The SEC maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at http://www.sec.gov.  Information that is or will be on or accessed through these websites does not constitute a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2025, and incorporated by reference herein, which we refer to as our Annual Report, as well as the other information included in this prospectus and the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports before deciding to invest in our securities. In addition, holders of our securities should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” Furthermore, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks described below as well as in our Annual Report, future annual reports, prospectus supplements and documents incorporated by reference herein. In addition, holders of our securities should consider the significant U.S. tax consequences relating to the ownership of our securities.

Our stock price has been volatile and no assurance can be made that it will not substantially depreciate.

Our stock price has been volatile. The closing price of our common shares within 2025 ranged from $1.00 to $1.8808. In 2020, for example, our stock price has ranged from a peak of $109.00 on January 3, 2020 to a low of $5.68 on December 29, 2020, representing a decrease of 94.8%. We can offer no comfort or assurance that our stock price will stop being volatile or not substantially depreciate.

A decline in the closing price of our common shares has resulted and could result in the future in a breach of the requirements for listing on the Nasdaq Capital Market. Although we would have an opportunity to take action to cure such a breach, if we do not succeed, Nasdaq could commence suspension or delisting procedures in respect of our common shares.

In addition, if we, within a two-year period, conduct reverse stock splits with a cumulative ratio of 250:1 or more, or if the closing bid price of our common shares is $0.10 or less for a period of ten consecutive trading days during any bid compliance period, then Nasdaq will immediately initiate delisting procedures. In addition, when an issuer has been afforded a second 180-day compliance period and does not regain compliance by the bid price of its stock closing at $1.00 per share or greater for a minimum of 10 consecutive business days prior to the end of the second 180-day period, a request for a hearing no longer stays the suspension and delisting of the security pending the Nasdaq panel’s decision. In addition, if a company’s security fails to meet the minimum bid price requirement and that company has effected a reverse stock split within the prior one-year period, it is not eligible for any compliance period to address a bid price deficiency.

There can be no assurance that we will be able to maintain compliance with the minimum bid price, shareholders’ equity, number of publicly held shares or other listing standards in the future. We may receive notices from Nasdaq that we have failed to meet its requirements, and proceedings to delist our stock could be commenced. If we are unable to maintain or regain compliance in a timely manner and our common shares are delisted, it could be more difficult to buy or sell our common shares and obtain accurate quotations, and the price of our shares could suffer a material decline. Delisting of our shares would generally breach our loan arrangements and potentially other commercial agreements. Delisting may also impair our ability to raise capital. We refer you to our Annual Report for more information about our listing requirements.

The superior voting rights of our Series B preferred shares limits the ability of our common shareholders to control or influence corporate matters, and the interests of the holder of such shares, could conflict with the interests of our other shareholders.

While our common shares have one vote per share, each of our 10,300 Series B preferred shares presently outstanding has 25,000 votes per share; however, the voting power of the Series B preferred shares is limited such that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. The Series B preferred shares, however, have no dividend rights or distribution rights, other than the right upon dissolution to receive a priority payment equal to the par value of $0.001 per share.

As of the date of this prospectus and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, can therefore control 49.99% of the voting power of our outstanding capital stock and will have substantial control and influence over our management and affairs and over matters requiring shareholder approval, including the election of directors and significant corporate transactions, even though Goldenmare Limited owns significantly less than 50% of the Company economically.

The superior voting rights of our Series B preferred shares limit our common shareholders’ ability to influence corporate matters. The interests of the holder of the Series B preferred shares may conflict with the interests of our common shareholders, and as a result, we may take actions that our common shareholders do not view as beneficial. Any such conflicts of interest could adversely affect our business, financial condition and results of operations, and the trading price of our common shares.

Our articles of incorporation permit any action which may or is required by the Marshall Islands Business Corporations Act, or the BCA, to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, holds Series B preferred shares controlling a significant portion of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders’ ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval whether or not in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.

Our issuance of additional common shares or other equity securities of equal or senior rank may have the following effects:

•	our existing shareholders’ proportionate ownership interest in us would decrease;
•	the proportionate amount of cash available for dividends payable on our common shares could decrease;
•	the relative voting strength of each previously outstanding common share could be diminished; and
•	the market price of our common shares could decline.

In addition, we may be obligated to issue, upon exercise or conversion of outstanding agreements and warrants pursuant to the terms thereof:

•	1,950,000 common shares issuable upon the exercise of the January 2021 Warrants (at an exercise price of $6.25 per share) which expire in July 2026;
•	4,800,000 common shares issuable upon the exercise of the February 2021 Warrants (at an exercise price of $6.25 per share) which expire in August 2026; and
•	10,000,000 common shares issuable upon the exercise of the June 2021 Warrants (at an exercise price of $5.00 per share) which expire in December 2026.

Our issuance of additional common shares upon the exercise of such warrants would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant holder, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our existing shareholders.

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

We are registering the sale of securities with an aggregate offering price to the public of $300,000,000. Sales of substantial amounts of our securities in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares, and the market value of our other securities.

A substantial number of common shares are being offered by this prospectus. Furthermore, in the future, we may issue additional common shares pursuant to this prospectus or other equity or debt securities, including securities convertible into common shares, in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Certain shareholders hold registration rights, which may have an adverse effect on the market price of our common shares.

Firment Shipping Inc. has the right to register common shares for resale pursuant to a registration rights agreement we entered into with its affiliate, Firment Trading Limited. The resale of those common shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our common shares, especially if a significant number of our common shares are sold in a short period of time.

Goldenmare Limited has the separate right to register common shares for resale pursuant to a registration rights agreement we entered into with it. The resale of those common shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our common shares, especially if a significant number of our common shares are sold in a short period of time.

Certain of our warrants could have cashless exercise.

The warrants we previously issued contain provisions whereby the warrant holder may have the right to a cashless exercise if a registration statement covering their resale is not effective or if there is no effective registration statement covering their resale or exercise. If for any reason we are unable to keep such registration statements active and effective and our share price is higher than the relevant exercise price, we could be required to issue shares without receiving cash consideration. As we have 16,750,000 common shares issuable upon exercise of all of our currently issued warrants, this could mean that we issue shares but do not receive gross proceeds of $92,187,500, which would dilute our shareholders and likely decrease our share price.

If we are unable to deliver common shares free of restrictive legends and within a certain period of time where required by our warrants, we must make whole any purchaser who loses money by purchasing common shares on the market to complete a trade.

Each of our warrants requires that we issue the shares within one trading day of receipt of funds and the exercise notice. If we are unable to deliver shares when required and if a warrant or shareholder has traded the common shares that we have failed to deliver, provisions of the warrants require us to make whole any warrant holder or shareholder who loses money by purchasing shares on the common market to complete its trade. Depending on our share price during this time and the number of shares to which the payments relate, we could be required to pay a substantial sum.

The public market may not continue to be active and liquid enough for you to resell our common shares in the future.

Historically, the market price of our common shares has fluctuated over a wide range. At times, there has been relatively limited trading volume in the market for our common shares, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common shares may adversely affect a shareholder’s ability to sell its common shares at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling common shares and our ability to acquire other companies or assets by using common shares as consideration. In addition, if there is a thin trading market or “float” for our common shares, the market price for our common shares may fluctuate significantly more than the stock market as a whole. Without a large float, our common shares would be less liquid than the shares of companies with broader public ownership and, as a result, the trading prices of our common shares may be more volatile, and it would be harder for a shareholder to liquidate any investment in our common shares.

Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common shares could fluctuate widely in response to several factors, including:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	mergers and strategic alliances in the dry bulk shipping industry;
•	market conditions in the dry bulk shipping industry;
•	changes in government regulation;
•	shortfalls in our operating results from levels forecast by securities analysts;
•	announcements concerning us or our competitors;
•	the value of dry bulk ships and the charter hires that dry bulk ships are able to obtain;
•	risks and issues disclosed in our Annual Report and any future annual report on Form 20-F and other filings with the SEC; and
•	the general state of the securities market.

The dry bulk shipping industry has been highly unpredictable and volatile. The market for our common shares may be equally volatile.

Provisions of our articles of incorporation and bylaws may have anti-takeover effects, which could depress the trading price of our common shares.

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B shares, and preferred shares, can provide holders of our Class B shares or preferred shares with a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 10,300 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B shares are presently outstanding, but if and when we issue any, each Class B share will have 20 votes on matters before the shareholders.

At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. In addition, the current holder of our Series B preferred shares is not subject to the limitations of our shareholders rights agreement, so it is able to acquire common shares. Such holder’s interest could differ from other shareholders’ interests.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Action by Written Consent in Lieu of a Meeting. Our articles permit any action which may or is required by the Marshall Islands Business Corporations Act, or BCA, to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, holds Series B preferred shares controlling a significant portion of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

Interested Shareholder Transactions. Our articles of incorporation prohibit various “business combination” transactions with any “interested shareholder” for a period of three years after the time that the shareholder became an interested shareholder, unless the business combination is approved by our board of directors prior to the time the shareholder became an interested shareholder, the interested shareholder acquired 85.0% or more of the outstanding shares in a transaction in which it became an interested shareholder, or the business combination is approved by the board and by holders of 66-2/3% of the voting power of our voting shares, excluding any shares held by the interested shareholder. A “business combination” includes a merger, assets sale or other similar transactions. An “interested shareholder” is generally a person who, together with affiliates and associates, owns 15.0% or more of our voting shares. Additionally, the restrictions regarding business combinations do not apply to persons that became interested shareholders prior to the effectiveness of our articles of incorporation.

In addition, we have entered into a shareholders’ rights agreement that makes it more difficult for a third party, subject to certain exceptions, to acquire us without the support of our board of directors. See “Description of Securities” filed as Exhibit 2.1 to our Annual Report for a description of our shareholders rights agreement. These anti-takeover provisions, along with provisions of our shareholders rights agreement, as amended, could substantially impede the ability of our shareholders to impose a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

THE SECURITIES WE MAY OFFER

Through this prospectus, we may periodically offer up to $300,000,000 of our:

(1) our common shares (including related preferred share purchase rights);

(2) our preferred shares;

(3) our debt securities;

(4) our warrants;

(5) our purchase contracts;

(6) our rights;

(7) our depositary shares; and

(8) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

This prospectus describes some of the general terms that may apply to these securities. The specific types, amounts, prices, and detailed terms of any of these offered securities will be determined at the time of their offering and will be described in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.

In addition, this prospectus relates to the issuance of up to 16,750,000 of our common shares underlying outstanding warrants previously issued as part of the Company’s public offerings of units that were completed on January 29, 2021, February 17, 2021, and June 29, 2021. The warrants issued on January 29, 2021 (which can be exercised for up to 1,950,000 common shares) and February 17, 2021 (which can be exercised for up to 4,800,000 common shares) each have an initial exercise price of $6.25 per common share and may be exercised until 5.5 years after the issuance date. The warrants issued on June 29, 2021 (which can be exercised for up to 10,000,000 common shares) have an initial exercise price of $5.00 per common share and may be exercised until 5.5 years after the issuance date.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general corporate purposes.

Assuming the full exercise for cash of all of the remaining outstanding previously issued warrants registered under this registration statement, we will receive proceeds of $92,187,500. We intend to use any proceeds received from the exercise of these warrants for cash for general corporate purposes which may include, among other things, prepaying debt or partially funding the acquisition of dry bulk vessels. However, we have not currently identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any vessel that we are able to identify. There is no assurance that the holders of the outstanding warrants will elect to exercise any or all of the warrants, either for cash or at all.

CAPITALIZATION

Our capitalization will be set forth in our most recent Annual Report or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement.

DILUTION

To the extent applicable, information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

TAX CONSIDERATIONS

Our annual report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Marshall Islands and U.S. federal income tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material Marshall Islands and U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers, and/or directly to one or more purchasers in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices or otherwise.

In addition, we may sell some or all of our securities included in this prospectus through one or more of the following:

•	a distribution by way of a dividend or otherwise;

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	into an existing market for the securities;

•	sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

•	a combination of any of the foregoing.

We may also sell securities under any applicable exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by us may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Unless otherwise indicated in the prospectus supplement, any such underwriter, dealer or agent will be acting on a best efforts basis for the period of its appointment. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

In addition, we are offering up to 16,750,000 common shares issuable upon the exercise of outstanding warrants that were previously issued as part of the Company’s public offering of common shares that were completed on January 29, 2021, February 17, 2021, and June 29, 2021.  The warrants issued on January 29, 2021 (which can be exercised for up to 1,950,000 common shares) and February 17, 2021 (which can be exercised for up to 4,800,000 common shares) each have an initial exercise price of $6.25 per common share and may be exercised until 5.5 years after the issuance date. The warrants issued on June 29, 2021 (which can be exercised for up to 10,000,000 common shares) have an initial exercise price of $5.00 per common share and may be exercised until 5.5 years after the issuance date. These warrants were all issued and previously registered pursuant to the registration statement on Form F-3 (File No. 333-240265) filed with the SEC on July 31, 2020 and declared effective on August 12, 2020. Notwithstanding the foregoing, the common shares issuable upon the exercise of these warrants will not be offered through underwriters, or brokers or dealers. Any common shares issued upon exercise of the warrants will be issued pursuant to the terms of the warrants. A summary of the terms of these warrants is included in the section entitled “Description of Capital Stock” herein. Such summaries are subject to and qualified in their entirety by the forms of Warrants which were filed as Exhibits 4.6, 4.8, and 4.10 to the Annual Report and incorporated by reference herein.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Republic of the Marshall Islands corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States. Our principal executive offices are located outside the United States. The majority of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may be difficult or impossible for you to serve legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such persons are located (i) would recognize or enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

For the complete terms of our capital stock, please refer to our articles of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Globus Maritime Limited and not any of its subsidiaries. All references herein to our “articles of incorporation” and “bylaws” are references to our amended and restated articles of incorporation and amended and restated bylaws, as the same may be amended from time to time.

Purpose

Our objects and purposes, as provided in Section 1.3 of our articles of incorporation, are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capitalization

Under our articles of incorporation, our authorized capital stock consists of (1) 500,000,000 common shares, par value $0.004 per share, (2) 100,000,000 Class B common shares, par value $0.001 per share, which we refer to as the Class B shares, and (3) 100,000,000 preferred shares, par value $0.001 per share, which we refer to as the preferred shares. No Class B shares have yet been issued. Our articles of incorporation require us at all times to reserve and keep available, out of our authorized but unissued common shares, such number of common shares as would become issuable upon the conversion of all Class B shares then outstanding.

We originally incorporated as Globus Maritime Limited on July 26, 2006 pursuant to the Companies (Jersey) Law 1991 (as amended).  On November 24, 2010, we redomiciled into the Marshall Islands pursuant to the BCA pursuant to appropriate filings with the Marshall Islands Registrar of Corporations.  Our entity number is 44376.

Our board of directors has the authority to establish such series of preferred shares and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue of such preferred shares.

To date, three series of preferred shares have been designated. No Series A preferred shares and 10,300 Series B preferred shares are presently outstanding as of the date hereof. There are no Series C preferred shares outstanding, but those shares have been authorized as part of our shareholders rights agreement.

There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws. All of our shares are in registered form. Our articles of incorporation do not permit the issuance of bearer shares. We do not hold any of our shares in treasury.

Share History

We have financed our operations through funds raised in public and private placements of common shares and through debt. We also issued shares to our directors, officers and employees.

In the past three years we have issued 1,000,000 common shares in total. All such shares were issued on November 26, 2025. Following the recommendations by our Remuneration Committee, we approved a merit-based compensation consisting of $500,000, and issued 1,000,000 of our common shares to Goldenmare Limited, a Marshall Islands company that provides shipping brokering and consulting services to us and is an affiliate of our Chief Executive Officer and Chief Financial Officer. The share grant was made pursuant to our 2024 Equity Incentive Plan. In connection with the grant, we also entered into a registration rights agreement with Goldenmare Limited providing customary registration rights with respect to the foregoing common shares.

Common Shares, Class B Shares, and Series B Preferred Shares

Generally, Marshall Islands law provides that the holders of a class of stock of a Marshall Islands corporation are entitled to a separate class vote on any proposed amendment to the relevant articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect the class adversely. Except as described below, holders of our common shares and Class B shares have equivalent economic rights. Holders of our common shares are entitled to one vote per share, holders of our Class B shares are entitled to 20 votes per share, and the holder of our Series B preferred shares is entitled to 25,000 votes per share (subject to the limitation described in “Preferred Shares” below). Each holder of Class B shares (not including the Company and the Company’s subsidiaries) may convert, at its option, any or all of the Class B shares held by such holder into an equal number of common shares.

Except as otherwise provided by the BCA, holders of our common shares, Class B shares, and Series B preferred shares will vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors.

The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of our Series B preferred shares and any preferred shares which we may issue in the future and our Class B shares (if we issue them in the future).

Holders of our common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities.

Common shares that have been entered into the DTC book-entry system will be registered in the name of Cede & Co., as nominee for DTC, and transfers of beneficial ownership of shares held through DTC will be effected by electronic transfer made by DTC participants.

Transfers of shares held outside of DTC or another direct registration system maintained by Computershare, Inc., our transfer agent and registrar, and not represented by certificates are effected by a stock transfer instrument.

The transfer of registered certificates is effected by presenting and surrendering the certificates to us or our transfer agent. A valid transfer requires the registered certificates to be properly endorsed for transfer as provided for in the certificates and accompanied by proper instruments of transfer.

Our articles of incorporation, bylaws and the BCA do not contain transfer restrictions on our common shares.

Description of Preferred Shares

Our articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the rights and preferences of that series, including:

•	the designation of the series;

•	the number of preferred shares in the series;

•	the preferences and relative participating option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

We may issue up to 100 million preferred shares.

Description of the Series A Preferred Shares

As of the date of this prospectus, no Series A preferred shares are outstanding. The holders of our Series A preferred shares, if any, are entitled to receive, if funds are legally available, dividends payable in cash in an amount per share to be determined by unanimous resolution of our Remuneration Committee, in its sole discretion. Our board of directors or Remuneration Committee determine whether funds are legally available under the BCA for such dividend. Any accrued but unpaid dividends do not bear interest. Except as may be provided in the BCA, and except for certain amendments to the statement of designation relating to the Series A preferred shares, holders of our Series A preferred shares do not have any voting rights. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution is made to or set apart for the holders of junior stock, common shares or Class B shares, the holders of Series A preferred shares receive an amount in cash equal to, but in no event more than, a sum in cash equal to (i) the par value of the issued and outstanding Series A preferred shares plus (ii) the dividends declared but unpaid thereon, if any, to and including the date of such liquidation, dissolution or winding up. Our Series A preferred shares are not convertible into any of our other capital stock. The Series A preferred shares are redeemable at the written request of the Remuneration Committee at par value plus all declared and unpaid dividends as of the date of redemption plus any additional consideration determined by a unanimous resolution of the Remuneration Committee.

Description of the Series B Preferred Shares

The Series B preferred shares have the following characteristics:

Voting. To the fullest extent permitted by law, each Series B preferred share entitles the holder hereof to 25,000 votes per share on all matters submitted to a vote of the shareholders of the Company, provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to Series B preferred shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series B preferred shares, common shares or otherwise) to exceed 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders of the Company. To the fullest extent permitted by law, the holders of Series B preferred shares shall have no special voting or consent rights and shall vote together as one class with the holders of the common shares on all matters put before the shareholders.

Redemption. The Series B preferred shares are not redeemable.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Series B preferred shares are entitled to receive a payment with priority over the common shareholders equal to the par value of $0.001 per share. The Series B preferred shareholder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Conversion. The Series B preferred shares are not convertible into common shares or any other security.

Dividends. The Series B preferred shares have no dividend rights.

Transferability. All issued and outstanding Series B preferred shares must be held of record by one holder, and the Series B preferred shares shall not be transferred without the prior approval of our Board of Directors.

Proportional Adjustment. In the event the Company (i) declares any dividend on its common shares, payable in common shares, (ii) subdivides the outstanding common shares or (iii) combines the outstanding common shares into a smaller number of shares, there shall be a proportional adjustment to the number of outstanding Series B preferred shares.

Listing. Currently, no market exists for the Series B preferred shares, and we do not intend to apply to list the Series B preferred shares on any stock exchange or in any trading market.

Liquidation

In the event of our dissolution, liquidation or winding up, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to our creditors, the payment of the par value of $0.001 per share to the holder of our Series B preferred shares, and the holders of preferred shares, our remaining assets and funds shall be distributed pro rata to the holders of our common shares and Class B shares, and the holders of common shares and the holders of Class B shares shall be entitled to receive the same amount per share in respect thereof. Other than its receipt of the par value of $0.001 per Series B preferred share, the holder of our Series B preferred shares does not participate in distributions upon liquidation.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments to holders of our shares will depend on a series of factors and risks described under “Risk Factors” in our annual report on Form 20-F and in prospectuses we may file from time to time, and includes risks relating to earnings, financial condition, cash requirements and availability, restrictions in our current and future loan arrangements, the provisions of the Marshall Islands law affecting the payment of dividends and other factors. The BCA generally prohibits the payment of dividends other than from surplus (but in case there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year) or while we are insolvent or if we would be rendered insolvent upon paying the dividend or if the declaration or payment would be contrary to any restrictions contained in the articles of incorporation.

Subject to preferences that may apply to any preferred shares outstanding at the time, the holders of our common shares and Class B shares will be entitled to share equally (pro rata based on the number of shares held) in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. Series B preferred shares do not participate in dividends.

Conversion

Our common shares are not convertible into any other shares of our capital stock. Each of our Class B shares is convertible at any time at the election of the holder thereof (except for the Company and the Company’s subsidiaries) into one of our common shares. We may reissue or resell any Class B shares that shall have been converted into common shares. Neither our common shares nor our Class B Shares may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each such class of common stock.

Directors

Our directors are elected by the vote of the plurality of the votes cast by shareholders entitled to vote in the election. Our articles of incorporation provide that our board of directors must consist of at least three members. Shareholders may change the number of directors only by the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock (subject to the rights of any holders of preferred shares). The board of directors may change the number of directors by a majority vote of the entire board of directors.

No contract or transaction between us and one or more of our directors will be void or voidable solely for the following reason, or solely because the director is present at or participates in the meeting of our board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if (1) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board of directors or committee, and the board of directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board, by unanimous vote of the disinterested directors; or (2) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Our board of directors has the authority to fix the compensation of directors for their services.

Our board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors, and to members of any committee, for attendance at any meeting or for services rendered to us.

We do not have any mandatory retirement age for our directors.

Our articles of incorporation provide that no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the BCA.

Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year.

Removal of Directors; Vacancies; Advance Notice of Nominations

Our articles of incorporation provide that directors may be removed with or without cause upon the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock cast at a meeting of the shareholders. Our articles of incorporation also permit the removal of directors for cause upon the affirmative vote of 66-2/3% of the members of the board of directors then in office. Our bylaws require parties to provide advance written notice of nominations for the election of directors other than the board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote.

No Cumulative Voting

Our articles of incorporation prohibit cumulative voting.

Shareholder Meetings

Under our bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. Unless otherwise required by law or our articles of incorporation, at all meetings of shareholders there must be present (either in person or by proxy) shareholders of record holding at least one third of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum.

Dissenters’ Right of Appraisal and Payment

Under the BCA, our shareholders may have the right to dissent from various corporate actions, including certain amendments to our articles of incorporation and certain mergers or consolidations or certain sales or exchanges of all or substantially all of our assets not made in the usual and regular course of our business, and receive payment of the fair value of their shares, subject to exceptions. The right of a dissenting shareholder to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange to fix the value of the shares.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the person bringing the action is a shareholder or a holder of a beneficial interest of shares both at the time the derivative action is brought and at the time of the transaction to which the action relates, or that the shares or his interest therein devolved upon him by operation of law.

Exchange Controls

Under Marshall Islands law, there are currently no restrictions on the export or import of capital, including foreign exchange controls, or restrictions that affect the remittance of dividends, interest or other payments to holders of our common shares that are neither Marshall Islands residents nor Marshall Islands citizens.

Limitations on Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of certain directors’ fiduciary duties. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law (i.e., other than breach of duty of loyalty, acts not taken in good faith or which involve intentional misconduct or a knowing violation of law or transactions for which the director derived an improper personal benefit) and provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses to our directors and officers and expect to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Amendment to our Articles of Incorporation

In general, amendments to articles of incorporation must be authorized by vote of the holders of a majority of the voting power of all outstanding shares entitled to vote thereon. In addition, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, in addition to the authorization of an amendment by vote of the holders of the voting power of a majority of all outstanding shares entitled to vote thereon, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. In addition, our articles of incorporation provides that, except as otherwise provided by law, any provision in the articles of incorporation requiring a vote of shareholders may only be amended by such a vote.

If our articles of incorporation contain provisions specifying either or both: (a) that the proportion of shares, or the proportion of shares of any class or series thereof, the holders of which shall be present in person or by proxy at any meeting of shareholders in order to constitute a quorum for the transaction of any business or of any specified item of business, including amendments to our articles of incorporation, shall be greater than the proportion prescribed by the BCA in the absence of such provision; or (b) that the proportion of votes of the holders of shares, or of the holders of shares of any class or series thereof, that shall be necessary at any meeting of shareholders for the transaction of any business or of any specified item of business, including amendments to our articles of incorporation, shall be greater than the proportion prescribed by the BCA in the absence of such provision, then an amendment of our articles of incorporation which adds such a provision or which changes or strikes out such a provision, shall be authorized by vote of holders of the voting power of two-thirds of all outstanding shares entitled to vote thereon, or of such greater proportion of shares, or class or series of shares, as may be provided specifically in our articles of incorporation for adding, changing, or striking out such a provision.

Similarly, if our articles of incorporation contain a provision specifying either or both: (a) that the portion of directors that shall constitute a quorum for the transaction of business or of any specified item of business shall be greater than the proportion prescribed by the BCA in the absence of such provision; or (b) that the proportion of votes of directors that shall be necessary for the transaction of business or of any specified item of business shall be greater than the proportion prescribed by the BCA, then an amendment of our articles of incorporation which changes or strikes out such a provision, shall be authorized by the shareholders by a vote of the holders of the voting power of two-thirds of all outstanding shares entitled to vote thereon or of such greater proportion of shares, or class or series of shares, as may be provided specifically in our articles of incorporation for adding, changing, or striking out such a provision.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Several provisions of our articles of incorporation and bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B shares, and preferred shares, can provide holders of our Class B shares or preferred shares with a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 10,300 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B shares are presently outstanding, but if and when we issue any, each Class B share will have 20 votes on matters before the shareholders.

At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Action by Written Consent in Lieu of a Meeting. Our articles of incorporation permit any action which may or is required by the BCA to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, holds Series B preferred shares controlling a significant portion of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations incorporated under or redomiciled pursuant to the laws of the Marshall Islands and “interested shareholders,” our articles of incorporation prohibit us from engaging in a business combination with an interested shareholder for a period of three years following the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85.0% of our voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (1) persons who are directors and officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the voting power of the voting shares that are not owned by the interested shareholder.

Among other transactions, a “business combination” includes any merger or consolidation of us or any directly or indirectly majority-owned subsidiary of ours with (1) the interested shareholder or any of its affiliates or (2) with any corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder. Generally, an “interested shareholder” is any person or entity (other than us and any direct or indirect majority-owned subsidiary of ours) that:

•	owns 15.0% or more of our outstanding voting shares;

•	is an affiliate or associate of ours and was the owner of 15.0% or more of our outstanding voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; or

•	is an affiliate or associate of any person listed in the first two bullets, except that any person who owns 15.0% or more of our outstanding voting shares, as a result of action taken solely by us will not be an interested shareholder unless such person acquires additional voting shares, except as a result of further action by us and not caused, directly or indirectly, by such person.

Additionally, the restrictions regarding business combinations do not apply to persons that became interested shareholders prior to the effectiveness of our articles of incorporation.

In addition, we have entered into a shareholders rights agreement that makes it more difficult for a third party, subject to certain exceptions, to acquire us without the support of our board of directors. These anti-takeover provisions, along with provisions of our shareholders rights agreement, could substantially impede the ability of our shareholders to impose a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

Description of our Warrants

January 2021 Warrants

The following summary of certain terms and provisions of the warrants that we issued on January 29, 2021, which we refer to as our January 2021 Warrants, and is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant which is incorporated by reference as an exhibit to the Annual Report and incorporated by reference herein:

Exercisability. The January 2021 Warrants have a term of 5.5 years from January 29, 2021. The January 2021 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the January 2021 Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the January 2021 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the January 2021 Warrants. If we do not issue the shares in a timely fashion, the January 2021 Warrants contain certain damages provisions. No fractional common shares will be issued in connection with the exercise of a January 2021 Warrant. The January 2021 Warrants are automatically exercised on a cashless basis upon their expiration.

Exercise Limitation. A holder does not have the right to exercise any portion of the January 2021 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the January 2021 Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the January 2021 Warrants is $6.25 per share. The exercise price of the January 2021 Warrants and number of common shares issuable upon exercise of the January 2021 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the January 2021 Warrants is also subject to adjustment upon any distributions of assets, including cash, stock or other property to our shareholders. The holders of January 2021 Warrants have the right to participate on an as-exercised basis in certain rights offerings to our common shareholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the January 2021 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the January 2021 Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the January 2021 Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the January 2021 Warrants with the same effect as if such successor entity had been named in the January 2021 Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the January 2021 Warrants following such fundamental transaction. In addition, we or the successor entity, at the request of January 2021 Warrant holders, will be obligated to purchase any unexercised portion of the January 2021 Warrants in accordance with the terms of such January 2021 Warrants.

Rights as a Shareholder. Except as otherwise provided in the January 2021 Warrants or by virtue of such holder’s ownership of our common shares, the holder of January 2021 Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the January 2021 Warrants.

Transferability. Subject to applicable laws, the January 2021 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law. The January 2021 Warrants are governed by New York law.

February 2021 Warrants

The following summary of certain terms and provisions of the warrants that we issued on February 17, 2021, which we refer to as our February 2021 Warrants, and is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant which is incorporated by reference as an exhibit to the Annual Report and incorporated by reference herein:

Exercisability. The February 2021 Warrants have a term of 5.5 years from February 17, 2021. The February 2021 Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the February 2021 Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the February 2021 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the February 2021 Warrants. If we do not issue the shares in a timely fashion, the February 2021 Warrants contain certain damages provisions. No fractional common shares will be issued in connection with the exercise of a February 2021 Warrant.  The February 2021 Warrants are automatically exercised on a cashless basis upon their expiration.

Exercise Limitation. A holder does not have the right to exercise any portion of the February 2021 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the February 2021 Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the February 2021 Warrants is $6.25 per share. The exercise price of the February 2021 Warrants and number of common shares issuable upon exercise of the February 2021 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the February 2021 Warrants is also subject to adjustment upon any distributions of assets, including cash, stock or other property to our shareholders. The holders of February 2021 Warrants have the right to participate on an as-exercised basis in certain rights offerings to our common shareholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the February 2021 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the February 2021 Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the February 2021 Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the February 2021 Warrants with the same effect as if such successor entity had been named in the February 2021 Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the February 2021 Warrants following such fundamental transaction. In addition, we or the successor entity, at the request of February 2021 Warrant holders, will be obligated to purchase any unexercised portion of the February 2021 Warrants in accordance with the terms of such February 2021 Warrants.

Rights as a Shareholder. Except as otherwise provided in the February 2021 Warrants or by virtue of such holder’s ownership of our common shares, the holder of February 2021 Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the February 2021 Warrants.

Transferability. Subject to applicable laws, the February 2021 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law. The February 2021 Warrants are governed by New York law.

June 2021 Warrants

The following summary of certain terms and provisions of the warrants that we issued on June 29, 2021, which we refer to as our June 2021 Warrants, and is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant which is incorporated by reference as an exhibit to the Annual Report and incorporated by reference herein:

Exercisability. The June 2021 Warrants have a term of 5.5 years from June 29, 2021. The June 2021 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the June 2021 Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the June 2021 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the June 2021 Warrants. If we do not issue the shares in a timely fashion, the June 2021 Warrants contain certain damages provisions. No fractional common shares will be issued in connection with the exercise of a June 2021 Warrant.  The June 2021 Warrants are automatically exercised on a cashless basis upon their expiration.

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Exercise Limitation. A holder does not have the right to exercise any portion of the June 2021 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the June 2021 Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the June 2021 Warrants is $5.00 per share. The exercise price of the June 2021 Warrants and number of common shares issuable upon exercise of the June 2021 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the June 2021 Warrants is also subject to adjustment upon any distributions of assets, including cash, stock or other property to our shareholders. The holders of June 2021 Warrants have the right to participate on an as-exercised basis in certain rights offerings to our common shareholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the June 2021 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the June 2021 Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the June 2021 Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the June 2021 Warrants with the same effect as if such successor entity had been named in the June 2021 Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the June 2021 Warrants following such fundamental transaction. In addition, we or the successor entity, at the request of June 2021 Warrant holders, will be obligated to purchase any unexercised portion of the June 2021 Warrants in accordance with the terms of such June 2021 Warrants.

Rights as a Shareholder. Except as otherwise provided in the June 2021 Warrants or by virtue of such holder’s ownership of our common shares, the holder of June 2021 Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the June 2021 Warrants.

Transferability. Subject to applicable laws, the June 2021 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law. The June 2021 Warrants are governed by New York law.

Description of Preferred Share Purchase Rights

On August 3, 2023, we declared a dividend of one preferred share purchase right, which we call a “Right”, for each of our outstanding common shares, and adopted a shareholder rights plan, as set forth in the Shareholders’ Rights Agreement dated as of August 3, 2023, by and between us and Computershare Trust Company, N.A., as rights agent. The dividend was paid on August 21, 2023 to the shareholders of record on August 21, 2023. We call this agreement the Rights Agreement. On January 30, 2025, we amended the Rights Agreement to extend the term of the Rights.

The following summary description of the Rights Agreement, as amended, and the related Rights in this section is not complete and is qualified in all respects by the terms of the Rights Agreement, Certificate of Designation of Series C Participating Preferred Shares and Amendment No. 1 to the Shareholders’ Rights Agreement, each of which is incorporated by reference as an exhibit to our Annual Report.

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The Rights. The Rights initially trade with, and are inseparable from, the common shares. The Rights are evidenced only by certificates that represent the common shares. New Rights will accompany any new common shares the Company issues after August 21, 2023 until the “Distribution Date” described below.

Exercise Price. Each Right allows its holder to purchase from the Company one one-thousandth of a share of Series C Participating Preferred Shares, or a Series C preferred share, for $5.00 (also called the “Series C Exercise Price”), once the Rights become exercisable. This portion of a Series C preferred share will give the shareholder approximately the same dividend, voting and liquidation rights as would one common share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights are not exercisable until ten days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding common shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common shares or are reportable for purposes of Regulation 13D of the Exchange Act—are treated as beneficial ownership of the number of shares of our common shares equivalent to the economic exposure created by the derivative position, to the extent actual shares of our common shares are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

For persons who, prior to the time of our public announcement of the Rights Agreement, beneficially owned 15% or more of the outstanding common shares, the Rights Agreement “grandfathers” their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations. In addition, Georgios Feidakis, Athanasios Feidakis, Konstantina Feidakis, Angelina Feidakis, Firment Shipping Inc. and Goldenmare Limited, or any of their respective affiliates are excluded from the definition of “Acquiring Person” and, therefore, may obtain beneficial ownership of 15% or more of our outstanding common shares without causing the Rights to be exercisable.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common shares certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) also evidence the Rights, and any transfer of common shares will constitute a transfer of Rights. After that date, the Rights will separate from the common shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Preferred Share Provisions

Each one one-thousandth of a Series C preferred share, if issued, will, among other things:

•       not be redeemable;

•       entitle holders to quarterly dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in common shares or a subdivision of the outstanding common shares (by reclassification or otherwise), declared on common shares since the immediately preceding quarterly dividend payment date; and

•       entitle holders to one vote on all matters submitted to a vote of the shareholders of the Company.

The value of one one-thousandth interest in a Series C preferred share should approximate the value of one common share.

Consequences of a Person or Group Becoming an Acquiring Person.

        Flip In. If an Acquiring Person obtains beneficial ownership of 15% or more of the common shares, then each Right will entitle the holder thereof to purchase, for the Series C Exercise Price, a number of common shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Series C Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

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Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip Over. If, after an Acquiring Person obtains 15% or more of the common shares, (i) the Company merges into another entity; (ii) an acquiring entity merges into the Company; or (iii) the Company sells or transfers 50% or more of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Series C Exercise Price, a number of common shares of the person engaging in the transaction having a then-current market value of twice the Series C Exercise Price.

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, including certain entities in which the Acquiring Person beneficially owns a majority of the equity securities, and Notional common shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Redemption. Our board of directors may redeem the Rights for $0.001 per Right under certain circumstances. If our board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock dividend or a stock split.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common shares, our board of directors may extinguish the Rights by exchanging one common shares or an equivalent security for each Right, other than Rights held by the Acquiring Person. In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one common share.

Expiration. The Rights expire on the earliest of (i) August 3, 2026; or (ii) the redemption or exchange of the Rights as described above.

Anti-Dilution Provisions. Our board of directors may adjust the purchase price of the Series C preferred shares, the number of Series C preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series C preferred shares or common shares. No adjustments to the Series C Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; (iii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iv) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Taxes. The distribution of Rights should not be taxable for U.S. federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Inc. Its address is Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY, 40202, and its telephone number is +1 (781) 575 4223 or +1 (800) 368 5948.

Listing

Our common shares trade on the Nasdaq Capital Market under the symbol “GLBS”.

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CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our articles of incorporation and bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that, with respect non-resident corporations like us, it is to be applied and construed to make the BCA uniform with the laws of the State of Delaware and other states with substantially similar legislative provisions (and adopts their case law to the extent they do not conflict with the BCA), there have been few court cases interpreting the BCA in the Republic of the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
Held at a place as designated in the bylaws. An annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Marshall Islands	Delaware
May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:

Whenever shareholders are required to take any action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.

A copy of the notice of any meeting shall be given personally or sent by mail or electronically not less than 15 nor more than 60 days before the date of the meeting. If sent by electronic transmission, notice given shall be deemed given when directed to a number or electronic mail address at which the shareholder has consented to receive notice.

Notice:

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Written notice shall be given not less than 10 nor more than 60 days before the meeting.

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Shareholders’ Voting Rights
Unless otherwise provided in the articles of incorporation, any action required by the BCA to be taken at a meeting of shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Any shareholder entitled to vote may authorize another person to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.
When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Marshall Islands	Delaware
Merger or Consolidation
Any two or more domestic corporations may merge into a single corporation if approved by the boards of the participating corporations and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting of each constituent corporation.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.
Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.
Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.
Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

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Directors
The board of directors must consist of at least one member.	The board of directors must consist of at least one member.
The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.
If the board is authorized in the bylaws to change the number of directors, it can only do so by a majority of the entire board. No decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

Marshall Islands	Delaware
Removal:	Removal:
Any or all of the directors may be removed for cause by vote of the shareholders. The articles of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series when so entitled by the provisions of the articles of incorporation.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.
If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.
Dissenters’ Rights of Appraisal

Shareholders have a right to dissent from certain plans of merger or consolidation or certain sales or exchanges of all or substantially all assets not made in the usual and regular course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.

Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.
A holder of any adversely affected shares who does not vote in favor of or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:
• alters or abolishes any preferential right of any outstanding shares having preferences; or
• creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or
• alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
• excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

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Shareholder’s Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort. Such action in the Marshall Islands shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.	Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).
Reasonable expenses including attorney’s fees may be awarded if the action is successful in a Marshall Islands court.
In any action in the Marshall Islands, a corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the stock has a value of $50,000 or less.

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DESCRIPTION OF PREFERRED SHARES

The material terms of any class or series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. The board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control or the removal of our management. At the time that any series of our preferred shares is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred shares that have voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common shares and preferred shares, or make it more difficult to effect a change in control. In addition, preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.

The applicable prospectus supplement will describe the following terms of any class or series of preferred shares we offer, including, but not limited to:

•	the designation of the series;

•	the number of shares in the series (which may subsequently be increased or decreased to the extent permitted by applicable law);

•	the dividend rate (or method of determining such rate), if any, payable to the holders of the shares of the series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

•	whether dividends on the shares of the series will be cumulative and, in the case of shares having cumulative dividend rights, the dates or method of determining the dates from which dividends shall be cumulative;

•	the amount or amounts payable out of our assets to the holder of the shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of such shares;

•	the redemption rights and price or prices, if any, for shares of the series;

•	whether or not the shares of the series will be convertible or exchangeable into shares of any other class or series, and the terms and conditions upon which the conversion or exchange, as applicable, may be made; and

•	the voting rights, if any, of the holders of the series.

The description in the applicable prospectus supplement of any preferred shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable statement of designations or amendment to our articles of incorporation, which will be filed with the SEC if we offer preferred shares. For more information on how you can obtain copies of any statement of designations if we offer preferred shares, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable statement of designations or amendment to our articles of incorporation and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series, including the aggregate principal amount of the relevant debt securities that may be issued. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. Unless otherwise indicated in subsequent filings with the SEC, no service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

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We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated to all of our then pre-existing secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. The subordinated debt securities would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us or our subsidiaries;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

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(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities, will be effective against any holder without his consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally, but may not be limited to, clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

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Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.

We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

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Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent that we will name in the prospectus supplement or directly between us and the warrant holder. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrants, a form of which will be filed with the SEC if we issue warrants. For more information on how you can obtain copies of any form of warrants, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable form of warrant and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of purchase contract, which will be filed with the SEC if we issue purchase contracts. For more information on how you can obtain copies of any form of purchase contract, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable form of purchase contract and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement or other backstop arrangement with one or more underwriters or any other person pursuant to which the underwriter or any other person will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby or backstop arrangements, as described in the applicable prospectus supplement.

The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred shares, rather than full preferred shares. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred shares. A related prospectus supplement will indicate that fraction. The preferred shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred shares represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional preferred shares in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred shares;

•	the identity of the bank depositary and the material terms of the depositary agreement;

•	any limitation on the depositary’s liability;

•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•	any applicable material United States federal income tax considerations.

The depositary agreement will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

You should read the particular terms of any depositary shares and any depositary receipts that we offer and any depositary agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of depositary agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find Additional Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred share purchase rights) or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:

•	the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares and/or common shares (including preferred share purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. All amounts are estimated, except the SEC registration fee and the FINRA filing fee.

SEC registration fee		$51,589.06	(1)
FINRA filing fee	$	*
Nasdaq listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

 (1) $10,159.06 of the registration fee was previously paid.

* To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of the securities offered by this prospectus and certain other legal matters relating to United States, New York and Marshall Islands law will be passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements of Globus Maritime Limited appearing in Globus Maritime Limited’s Annual Report (Form 20-F) for the year ended December 31, 2025, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. You may review a copy of the registration statement through the SEC’s website.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of the securities described in this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information about us, the securities we are offering by this prospectus and any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document that is filed as an exhibit to the registration statement.

Government Filings

We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. Further information about our company is available on our website at www.globusmaritime.gr. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus. You may read and copy any document that we file with or furnish to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website provided above.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with and furnish to it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is an important part of this prospectus. Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus supplement. However, statements contained in this prospectus or in documents that we file or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 16, 2026;

•	a report on Form 6-K filed with the SEC on June 10, 2026 (except for Exhibit 99.1 thereto);

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•	our registration statement on Form 8-A12B filed with the SEC on November 24, 2010, registering our common shares under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common shares contained therein;

•	our amendment no. 1 to registration statement on Form 8-A12B, as amended, filed with the SEC on October 22, 2020, registering our common shares under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common shares contained therein;

•	our registration statement on Form 8-A12B filed with the SEC on August 3, 2023, registering our preferred share purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of preferred share purchase rights contained therein; and

•	our amendment no. 1 to registration statement on Form 8-A12B filed with the SEC on January 30, 2025, registering our preferred share purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of preferred share purchase rights contained therein.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with the SEC (but not documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and until we file a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.  In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the filing date of the initial registration statement on Form F-3, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our common shares. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus. You may request a free copy of the above-mentioned information or any subsequent filing we incorporate by reference into this prospectus or any prospectus supplement by contacting us at the following address:

Globus Maritime Limited

c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue

3rd Floor

166 74 Glyfada

Athens, Greece

+30 210 960 8300

Alternatively, copies of these documents are available via our website (www.globusmaritime.gr). Information that is or will be on or accessed through such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

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In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer,” we are exempt from the rules under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and holders of 10% or more of our common shares are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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$300,000,000

Common Shares

Preferred Share Purchase Rights

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Rights

Depositary Shares

Units

up to 16,750,000 Common Shares underlying previously issued warrants

PROSPECTUS

July 6 , 2026